Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File Nos. 333-123401 and 333-115033), and on Form S-8 (SEC File Nos. 333-108672 and 333-108673) of Elixir Gaming Technologies, Inc. (formerly VendingData Corporation) of our report dated March 23, 2007, except for Note 3, as to which  the date is October 12, 2007, included in this Amendment No. 1 to the Annual Report on Form 10-KSB/A for the year ended December 31, 2006.

/s/ Piercy Bowler Taylor & Kern

Las Vegas, Nevada

November 12, 2007